Prepared by and Return to:                                          Exhibit 4.31
Mary T. Tomich, Esq.
Dilworth Paxson LLP
1735 Market Street
Philadelphia, PA 19103
215-575-7000






--------------------------------------------------------------------------------

                              FORTIETH SUPPLEMENTAL

                                    INDENTURE

                          DATED AS OF DECEMBER 15, 2005

                                       TO

                              INDENTURE OF MORTGAGE

                           DATED AS OF JANUARY 1, 1941

                                   __________



                             AQUA PENNSYLVANIA, INC.

                                       TO

                 J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

                                   __________

         THIS FORTIETH SUPPLEMENTAL INDENTURE dated as of December 15, 2005, by and between AQUA PENNSYLVANIA, INC. (f/k/a Pennsylvania Suburban Water Company), a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company") as successor by merger to the Philadelphia Suburban Water Company (the "Original Company"), party of the first part, and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (the "Trustee"), party of the second part.

         WHEREAS, the Original Company heretofore duly executed and delivered to The Pennsylvania Company for Insurances on Lives and Granting Annuities, as trustee, an Indenture of Mortgage dated as of January 1, 1941 (the "Original Indenture"), which by reference is hereby made a part hereof, and in and by the Original Indenture the Original Company conveyed and mortgaged to such trustee certain property therein described, to secure the payment of its bonds to be generally known as its "First Mortgage Bonds" and to be issued under the Original Indenture in one or more series as therein provided; and

         WHEREAS, through a series of mergers, changes of names and successions, J.P. Morgan Trust Company, National Association, became the successor trustee; such mergers, changes of name and successions not involving any change in the title, powers, rights or duties of the trustee, as trustee under the Original Indenture as supplemented at the respective dates thereof; and

         WHEREAS, the Original Company duly executed and delivered to the Trustee thirty-four supplemental indentures supplemental to the Original Indenture, and the Company duly executed and delivered to the Trustee five supplemental indentures to the Original Indenture so as to subject certain additional property to the lien of the Original Indenture and to provide for the creation of additional series of bonds; and

         WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization dated December 20, 2001, and effective on January 1, 2002, the Original Company agreed to merge, in conjunction with its affiliated corporations, Consumers Pennsylvania Water Company - Shenango Valley Division, Consumers Pennsylvania Water Company - Roaring Creek Division, Consumers Pennsylvania Water Company - Susquehanna Division, Waymart Water Company, Fawn Lake Forrest Water Company, Western Utilities, Inc., and Northeastern Utilities, Inc. (such affiliates referred to hereinafter as the "Merging Entities") with and into the Company; and

         WHEREAS, pursuant to the Thirty-Fifth Supplemental Indenture dated as of January 1, 2002 (the "Thirty-Fifth Supplemental Indenture"), the Company agreed to assume the obligations of the Original Company under the Original Indenture and all supplements thereto; and

         WHEREAS, the Company and its predecessor have issued under the Original Indenture, as supplemented at the respective dates of issue, forty-seven series of First Mortgage Bonds designated, respectively, as set forth in the following table, the Original or Supplemental Indenture creating each series and the principal amount of bonds thereof issued being indicated opposite the designation of such series:

               DESIGNATION                                    INDENTURE                            AMOUNT
3 1/4% Series due 1971                      Original                                                   $16,375,000
9 5/8% Series due 1975                      Thirteenth Supplemental                                     10,000,000
9.15% Series due 1977                       Fourteenth Supplemental                                     10,000,000
3% Series due 1978                          First Supplemental                                           2,000,000
3 3/8% Series due 1982                      Second Supplemental                                          4,000,000
3.90% Series due 1983                       Third Supplemental                                           5,000,000
3 1/2% Series due 1986                      Fourth Supplemental                                          6,000,000
4 1/2% Series due 1987                      Fifth Supplemental                                           4,000,000
4 1/8% Series due 1988                      Sixth Supplemental                                           4,000,000
5% Series due 1989                          Seventh Supplemental                                         4,000,000
4 5/8% Series due 1991                      Eighth Supplemental                                          3,000,000
4.70% Series due 1992                       Ninth Supplemental                                           3,000,000
6 7/8% Series due 1993                      Twelfth Supplemental                                         4,500,000
4.55% Series due 1994                       Tenth Supplemental                                           4,000,000
10 1/8% Series due 1995                     Sixteenth Supplemental                                      10,000,000
5 1/2% Series due 1996                      Eleventh Supplemental                                        4,000,000
7 7/8% Series due 1997                      Fifteenth Supplemental                                       5,000,000
8.44% Series due 1997                       Twenty-Third Supplemental                                   12,000,000
9.20% Series due 2001                       Seventeenth Supplemental                                     7,000,000
8.40% Series due 2002                       Eighteenth Supplemental                                     10,000,000
5.95% Series due 2002                       Twenty-Seventh Supplemental                                  4,000,000
12.45% Series due 2003                      Twentieth Supplemental                                      10,000,000
13% Series due 2005                         Twenty-First Supplemental                                    8,000,000
10.65% Series due 2006                      Twenty-Second Supplemental                                  10,000,000
9.89% Series due 2008                       Twenty-Fourth Supplemental                                   5,000,000
7.15% Series due 2008                       Twenty-Eighth Supplemental                                  22,000,000
9.12% Series due 2010                       Twenty-Fifth Supplemental                                   20,000,000
8 7/8% Series due 2010                      Nineteenth Supplemental                                      8,000,000
6.50% Series due 2010                       Twenty-Seventh Supplemental                                  3,200,000
9.17% Series due 2011                       Twenty-Sixth Supplemental                                    5,000,000
9.93% Series due 2013                       Twenty-Fourth Supplemental                                   5,000,000
9.97% Series due 2018                       Twenty-Fourth Supplemental                                   5,000,000
9.17% Series due 2021                       Twenty-Sixth Supplemental                                    8,000,000
9.29% Series due 2026                       Twenty-Sixth Supplemental                                   12,000,000
1995 Medium Term Note                       Twenty-Ninth Supplemental                                   77,000,000
        Series
6.35% Series due 2025                       Thirtieth Supplemental                                      22,000,000
1997 Medium Term Note                       Thirty-First Supplemental                                   65,000,000
        Series
6.75% Subseries A due 2007                         10,000,000
6.30% Subseries B due 2002                         10,000,000
6.14% Subseries C due 2008                         10,000,000
5.80% Subseries D due 2003                         10,000,000
5.85% Subseries E due 2004                         10,000,000

               DESIGNATION                                    INDENTURE                            AMOUNT
6.00% Subseries F due 2004                         15,000,000
6.00% Series due 2029                       Thirty-Second Supplemental                                $ 25,000,000
1999 Medium Term Note                       Thirty-Third Supplemental                                  222,334,480
        Series
7.40% Subseries A due 2005                         15,000,000
7.40% Subseries B due 2005                         11,000,000
6.21% Subseries C due 2011                         15,000,000
9.53% Subseries D due 2019                          4,000,000
6.375% Subseries E due 2023                        14,000,000
8.26% Subseries F due 2022                          1,500,000
9.50% Subseries G due 2006                          1,440,000
9.22% Subseries H due 2019                          2,534,480
8.32% Subseries I due 2022                          3,500,000
8.14% Subseries J due 2025                          4,000,000
6.00% Subseries K due 2030                         18,360,000
5.93% Subseries L due 2012                         25,000,000
2.65% Subseries M due 2006                          5,000,000
3.461% Subseries N due 2007                        12,000,000
5.08% Subseries O due 2015                         20,000,000
5.17% Subseries P due 2017                          7,000,000
5.751% Subseries Q due 2019                        15,000,000
5.751% Subseries R due 2019                         5,000,000
6.06% Subseries S due 2027                         15,000,000
6.06% Subseries T due 2027                          5,000,000
5.98% Subseries U due 2028                          3,000,000
5.35% Series due 2031                        Thirty-Fourth Supplemental                                 30,000,000
5.55% Series due 2032                        Thirty-Sixth Supplemental                                  25,000,000
3.75% Series due 2010                        Thirty-Seventh Supplemental                                 3,200,000
5.15% Series due 2032                        Thirty Seventh Supplemental                                25,000,000
5.05% Series due 2039                        Thirty-Eighth Supplemental                                 14,000,000
5.00% Series due 2036                        Thirty-Ninth Supplemental                                  21,770,000
5.00% Series due 2037                        Thirty-Ninth Supplemental                                  24,165,000
5.00% Series due 2038                        Thirty-Ninth Supplemental                                  25,375,000

         WHEREAS, the bonds of each of said series that are presently outstanding are listed on Exhibit A attached hereto and made a part hereof; and

         WHEREAS, the Original Indenture and the first thirty-nine supplemental indentures supplemental to the Original Indenture were duly recorded in the Commonwealth of Pennsylvania on the dates and in the office for the Recording of Deeds for the counties and in the Mortgage Books at the pages indicated in Exhibit B hereto; and

         WHEREAS, in order to secure the lien of the Original Indenture on the properties of the Original Company and the Company, the Original Indenture and the thirty-nine indentures supplemental thereto were recorded in the Commonwealth of Pennsylvania on the dates and in the office for the Recording of Deeds for the counties and in the Mortgage Books at the pages indicated on Exhibit B hereto;

         WHEREAS, the lien of the Original Indenture, as supplemented, has been perfected as a security interest under the Pennsylvania Uniform Commercial Code by filing a financing statement in the office of the Secretary of the Commonwealth; and

         WHEREAS, the Company proposes to create under the Original Indenture, as supplemented by this Fortieth Supplemental Indenture, a series of bonds to be designated "First Mortgage Bonds, 5.00% Series due 2035" (herein referred to as the "5.00% Series due 2035") to be limited in aggregate principal amount to $24,675,000, to bear interest at the rate of 5.00% per annum, and to mature on February 1, 2035, to be issued only as registered bonds without coupons and to be dated the date of delivery thereof; and

         WHEREAS, in order to finance the costs of numerous acquisitions, constructions, modifications, expansions, installations and replacements of the Company's water distribution, treatment and related operating systems located in the Counties of Chester, Delaware and Montgomery in Pennsylvania and that are part of the Company's system for the distribution of water to its customers and related financing costs, which are to be financed under a Financing Agreement dated as of December 15, 2005 (the "Financing Agreement") between the Company and the Delaware County Industrial Development Authority, a Pennsylvania body politic and corporate (the "Authority"), and which are described in Exhibit A thereto (which facilities, less any deletions therefore and together with any additions, improvements and modifications thereto and substitutions therefore made in accordance with the provisions of the Financing Agreement are referred to as the "Facilities"), the Company has requested the Authority to issue a new series of bonds to be known as the Authority's Water Facilities Revenue Bonds (Aqua Pennsylvania, Inc. Project), Series C of 2005 in the aggregate principal amount of $24,675,000 (the "Authority Bonds"); and

         WHEREAS, the Company proposes to issue the Bonds under the provisions of Article IV of the Original Indenture, and will comply with the provisions thereof as well as with other provisions of the Original Indenture and indentures supplemental thereto in connection with the issuance of additional bonds so that it will be entitled to procure the authentication and delivery of the Bonds; and

         WHEREAS, the Authority Bonds are to be issued under a Trust Indenture, dated as of December 15, 2005 (the "Authority Indenture"), between the Authority and Wachovia Bank, National Association, as trustee (the "Authority Trustee"); and

         WHEREAS, the proceeds of the Authority Bonds are to be loaned to the Company pursuant to the terms of the Financing Agreement and the Bonds are to be issued by the Company to secure the obligation of the Company to pay to or for the account of the Authority an amount equal to the principal of, redemption premium, if any, and interest on the Authority Bonds pursuant to the Financing Agreement; and

         WHEREAS, the right, title and interest of the Authority in and to the Financing Agreement and the payments thereunder and the security for such payments are to be assigned by the Authority to the Authority Trustee, and the Bonds are to be delivered by the Company on behalf of the Authority directly to the Authority Trustee, as assignee of the Authority, as security for the payment of the principal of, redemption premium, if any, and interest on, the Authority Bonds; and

         WHEREAS, Article XVIII of the Original Indenture provides that the Company, when authorized by resolution of its Board of Directors, may with the Trustee enter into an indenture supplemental to the Original Indenture, which thereafter shall form a part of the Original Indenture, for the purposes, inter alia, of subjecting to the lien of the Original Indenture additional property, of defining the covenants and provisions applicable to any bonds of any series other than the 3 1/4% Series due 1971, of adding to the covenants and agreements of the Company contained in the Original Indenture other covenants and agreements thereafter to be observed by the Company, of surrendering any right or power in the Original Indenture reserved to or conferred upon the Company, and of making such provisions in regard to matters or questions arising under the Original Indenture as may be necessary or desirable and not inconsistent therewith; and

         WHEREAS, the Company, by proper corporate action, has duly authorized the creation of the 5.00% Series due 2035 (to be issued in accordance with the terms and provisions of the Original Indenture and indentures supplemental thereto, including this Fortieth Supplemental Indenture, and to be secured by said Original Indenture and indentures supplemental thereto, including this Fortieth Supplemental Indenture) and has further duly authorized the execution, delivery and recording of this Fortieth Supplemental Indenture setting forth the terms and provisions of the 5.00% Series due 2035 insofar as said terms and provisions are not set forth in said Original Indenture; and

         WHEREAS, the Bonds and the Trustee's certificate upon said Bonds are to be substantially in the following form, the proper amount, names of registered owners and numbers to be inserted therein, and such appropriate insertions, omissions and changes to be made therein as may be required or permitted by this Indenture to conform to any pertinent law or usage:

                         [Form of 5.00% Series due 2035]

No. R-1                                                              $24,675,000

                             AQUA PENNSYLVANIA, INC.

                (Incorporated under the Laws of the Commonwealth

                                of Pennsylvania)

                   First Mortgage Bond, 5.00% Series Due 2035

         Aqua Pennsylvania, Inc. (f/k/a known as Pennsylvania Suburban Water Company, successor by merger to Philadelphia Suburban Water Company), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to Delaware County Industrial Development Authority or its registered assigns, on the 1st day of February, 2035, at the designated office of J.P. Morgan Trust Company, National Association (hereinafter called the "Trustee") in Philadelphia, Pennsylvania, the sum of Twenty-Four Million Six Hundred Seventy-Five Thousand Dollars in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts and to pay interest thereon to the registered owner hereof by draft or check of the Trustee mailed to such registered owner from the interest payment date next preceding the date of the authentication of this Bond (or if this Bond is authenticated after a Record Date as defined below and on or before the succeeding interest payment date, from such succeeding interest payment date, or if this Bond is authenticated on or prior to January 15, 2006, from the date hereof) until the principal hereof shall become due and payable, at the rate of 5.00 percent (5.00%) per annum, payable semiannually in like coin or currency on the first day of February and the first day of August in each year, commencing February 1, 2006 and to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and, to the extent legally enforceable, on any overdue installment of interest at a rate of 5.00% per annum after maturity whether by acceleration or otherwise until paid.

         The interest so payable will (except as otherwise provided in the Fortieth Supplemental Indenture referred to herein) be calculated on the basis of a 360-day year of twelve 30-day months and be paid to the person in whose name this Bond (or a Bond or Bonds in exchange for which this Bond was issued) is registered at the close of business on the fifteenth day of the calendar month next preceding the month in which the interest payment date occurs whether or not such day is a business day (a "Record Date") and principal, premium, if any, and interest on this Bond shall be paid in accordance with written payment instructions of the registered owner delivered to the Trustee on or before such record date.

         This Bond is one of a duly authorized issue of bonds of the Company known as its First Mortgage Bonds, issued and to be issued without limitation as to aggregate principal amount except as set forth in the Indenture hereinafter mentioned in one or more series and equally secured (except insofar as a sinking fund or other similar fund established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by an Indenture of Mortgage (herein called the "Indenture") dated as of January 1, 1941, executed by the Philadelphia Suburban Water Company (now Aqua Pennsylvania, Inc., f/k/a Pennsylvania Suburban Water Company, as successor by merger) to The Pennsylvania Company for Insurances on Lives and Granting Annuities (succeeded as trustee by J.P. Morgan Trust Company, National Association), as Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered owners of the bonds and of the Trustee in respect of such security, and the terms and conditions under which the bonds are and are to be secured and may be issued under the Indenture; but neither the foregoing reference to the Indenture nor any provision of this Bond or of the Indenture or of any indenture supplemental thereto shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay at the stated or accelerated maturity herein and in the Indenture provided, the principal of and premium, if any, and interest on this Bond as herein provided. As provided in the Indenture, the bonds may be issued in series for various principal amounts, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. This Bond is one of the Bonds described in an indenture supplemental to said Indenture known as the "Fortieth Supplemental Indenture" dated as of December 15, 2005, and designated therein as "First Mortgage Bonds, 5.00% Series due 2035" (the "Bonds").

         To the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders and registered owners of bonds issued and to be issued thereunder may be made with the consent of the Company by an affirmative vote of the holders and registered owners of not less than 75% in principal amount of bonds then outstanding under the Indenture and entitled to vote, at a meeting of the bondholders called and held as provided in the Indenture, and, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, by an affirmative vote of the holders and registered owners of not less than 75% in principal amount of bonds of any series then outstanding under the Indenture and entitled to vote on and affected by such modification or alteration, or by the written consent of the holders and registered owners of such percentages of bonds; provided, however, that no such modification or alteration shall be made which shall reduce the percentage of bonds the consent of the holders or registered owners of which is required for any such modification or alteration or which shall affect the terms of payment of the principal of or interest on the bonds, or permit the creation by the Company of any lien prior to or on a parity with the lien of the Indenture with respect to any property subject to the lien of the Indenture as a first mortgage lien thereon, or which shall affect the rights of the holders or registered owners of less than all of the bonds of any series affected thereby.

         The 2005 Bonds have been issued by the Company to secure the obligation of the Company to pay to or for the account of the Authority (defined below) an amount equal to the principal, premium, if any, of, and interest on, the Authority Bonds (defined below) pursuant to the Financing Agreement (the "Financing Agreement") dated as of December 15, 2005, between the Delaware County Industrial Development Authority, a Pennsylvania body politic and corporate (the "Authority"), and the Company, which Authority Bonds are being issued to finance the costs of numerous acquisitions, constructions, modifications, expansions, installations and replacements of the Company's water distribution, treatment and related operating systems located in the Counties of Chester, Delaware and Montgomery in Pennsylvania and that are part of the Company's system for the distribution of water to its customers and related financing costs which are to be financed under the Financing Agreement and which are described in Exhibit A thereto (which facilities, less any deletions therefrom and together with any additions, improvements and modifications thereto and substitutions therefor made in accordance with the provisions of the Financing Agreement are referred to as the "Facilities"). The Facilities are to be financed through the sale of the Authority's Water Facilities Revenue Bonds (Aqua Pennsylvania, Inc. Project), Series C of 2005, in the aggregate principal amount of $24,675,000 (the "Authority Bonds").

         The Authority Bonds are to be issued under a Trust Indenture, dated as of December 15, 2005 (the "Authority Indenture") between the Authority and Wachovia Bank, National Association, as trustee (the "Authority Trustee"). The right, title and interest of the Authority in and to the Financing Agreement and the payments thereunder and the security for such payments have been assigned by the Authority to the Authority Trustee, and the Bonds have been delivered by the Company on behalf of the Authority directly to the Authority Trustee, as assignee, as security for the payment of the principal of, and premium, if any, and interest on, the Authority Bonds. The Authority Trustee may not sell, assign or otherwise transfer the Bonds except for a transfer of the entire outstanding principal amount thereof to its successor as trustee under the Authority Indenture, which successor and each subsequent successor shall hold such Authority Bonds subject to the same restriction on transfer.

         In the event any Authority Bonds shall be purchased by the Company and cancelled pursuant to the Authority Indenture, Bonds corresponding in principal amount to the Authority Bonds so purchased and cancelled shall be deemed to be paid in full, and in the event and to the extent the principal of, and premium, if any, or interest on, any Authority Bonds is paid out of funds held by the Authority Trustee other than payments on Bonds, the corresponding payment of the principal of and premium, if any, or interest on, an aggregate principal amount of Bonds shall be deemed to have been satisfied.

         In the event this Bond shall be deemed to have been paid in full, this Bond shall be surrendered to the Trustee for cancellation. In the event this Bond shall be deemed to have been paid in part, this Bond shall be presented to the Trustee for notation hereon of the payment of the portion of the principal hereof so deemed to have been paid.

         The Bonds are redeemable only as follows:

         (a) The Bonds are subject to redemption prior to maturity, at the option of the Company, on or after February 1, 2015, in whole or in part, at a redemption price of 100% of the principal amount of the Bonds to be redeemed, plus interest accrued thereon to the date fixed for redemption.

         (b) The Bonds are also subject to redemption at the direction of the Company, in whole, at any time prior to maturity, at a redemption price of 100% of the principal amount of the bonds to be redeemed, plus interest accrued thereon to the date fixed for redemption, at any time the Authority Bonds are subject to extraordinary optional redemption pursuant to Section 7.01(a)(ii) of the Authority Indenture.

         (c) The Bonds are also subject to special mandatory redemption at the direction of the Company, in part, prior to maturity, at a redemption price of 100% of the principal amount of the bonds to be redeemed, plus interest accrued thereon to the date fixed for redemption, at such time and in such amount as the Authority Bonds are subject to special mandatory redemption pursuant to Section 7.01(a)(iii) of the Authority Indenture.

         (d) The Bonds are also subject to mandatory redemption by the Company in whole if the Trustee shall receive a written demand from the Authority Trustee for redemption of all such Bonds held by the Authority Trustee stating that an "Event of Default" as defined in Section 9.01(a) of the Authority Indenture has occurred and is continuing and that payment of the principal of the Authority Bonds has been accelerated pursuant to Section 9.01(b) of the Authority Indenture, provided that at the time of notice of such redemption as provided in Section 2 of Article V of the Original Indenture (i) said written demand shall not have been withdrawn by the Authority Trustee, and (ii) no event of default under Section 1 of Article XI of the Original Indenture shall have occurred and be continuing.

         If this Bond or any portion hereof is called for redemption and payment thereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon or on such portion, as the case may be, from and after the date fixed for redemption.

         The principal hereof may be declared or may become due prior to its maturity date on the conditions, in the manner and with the effect set forth in the Indenture upon the happening of an event of default, as in the Indenture provided; subject, however, to the right, under certain circumstances, of the registered owners of a majority in principal amount of Bonds outstanding to annul such declaration.

         This Bond is transferable by the registered owner hereof in person or by attorney duly authorized in writing, on books of the Company to be kept for that purpose at the designated office of the Trustee in Philadelphia, Pennsylvania upon surrender hereof for cancellation at such office and upon presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new Bond or Bonds in authorized denominations, of equal aggregate unpaid principal amount. Any such transfer or exchange shall be subject to the terms and conditions and to the payment of the charges specified in the Indenture.

         The Company and the Trustee may deem and treat the registered owner of this Bond as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and the interest hereon, and for all other purposes, and shall not be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or interest on this Bond or for any claim based hereon or otherwise in respect hereof or of the Indenture or of any indenture supplemental thereto against any incorporator or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or through any such predecessor or successor corporation or through any receiver or trustee in bankruptcy, by virtue of any constitutional provision, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise; all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every holder or registered owner hereof, as more fully provided in the Indenture.

         This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until J.P. Morgan Trust Company, National Association, as Trustee under the Indenture, or a successor trustee thereunder, shall have signed the certificate of authentication endorsed hereon.

         IN WITNESS WHEREOF, Aqua Pennsylvania, Inc. has caused this Bond to be signed by its President or a Vice President and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, and this Bond to be dated ________, 2005.

Attest:                                             AQUA PENNSYLVANIA, INC.

                                                    By:
(Assistant) Secretary                               Vice President and Treasurer

                         (Form of Trustee's Certificate)

         This Bond is one of the Bonds, of the series designated therein, referred to in the within-mentioned Fortieth Supplemental Indenture.

                                              J.P. MORGAN TRUST COMPANY,
                                              NATIONAL ASSOCIATION


                                              By:__________________________
                                                 Authorized Signer
and;

         WHEREAS, all acts and things necessary to make the Bonds, when executed by the Company and authenticated and delivered by the Trustee as in this Fortieth Supplemental Indenture provided and issued by the Company, valid, binding and legal obligations of the Company, and this Fortieth Supplemental Indenture a valid and enforceable supplement to said Original Indenture, have been done, performed and fulfilled, and the execution of this Fortieth Supplemental Indenture has been in all respects duly authorized; and

         NOW, THEREFORE, THIS FORTIETH SUPPLEMENTAL INDENTURE WITNESSETH: That, in order to secure the payment of the principal and interest of all bonds issued under the Original Indenture and all indentures supplemental thereto, according to their tenor and effect, and according to the terms of the Original Indenture and of any indenture supplemental thereto, and to secure the performance of the covenants and obligations in said bonds and in the Original Indenture and any indenture supplemental thereto respectively contained, and to provide for the proper issuing, conveying and confirming unto the Trustee, its successors in said trust and its and their assigns forever, upon the trusts and for the purposes expressed in the Original Indenture and in any indenture supplemental thereto, all and singular the estates, property and franchises of the Company thereby mortgaged or intended so to be, the Company, for and in consideration of the premises and of the sum of One Dollar ($1.00) in hand paid by the Trustee to the Company upon the execution and delivery of this Fortieth Supplemental Indenture, receipt whereof is hereby acknowledged, and of other good and valuable consideration, and intending to be legally bound, has granted, bargained, sold, aliened, enfeoffed, released and confirmed and by these presents does grant, bargain, sell, alien, enfeoff, release and confirm unto J.P. Morgan Trust Company, National Association, as Trustee, and to its successors in said trust and its and their assigns forever:

         All and singular the premises, property, assets, rights and franchises of the Company, whether now or hereafter owned, constructed or acquired, of whatever character and wherever situated (except as herein expressly excepted), including among other things the following, but reference to or enumeration of any particular kinds, classes, or items of property shall not be deemed to exclude from the operation and effect of the Original Indenture or any indenture supplemental thereto any kind, class or item not so referred to or enumerated:

                                       I.

                          REAL ESTATE AND WATER RIGHTS.

         The real estate described in the deeds from the grantors named in Exhibit C hereto, dated and recorded as therein set forth, and any other real estate and water rights acquired since the date of the Thirty-Ninth Supplemental Indenture.

                                      II.

                            BUILDINGS AND EQUIPMENT.

         All mains, pipes, pipe lines, service pipes, buildings, improvements, standpipes, reservoirs, wells, flumes, sluices, canals, basins, cribs, machinery, conduits, hydrants, water works, plants and systems, tanks, shops, structures, purification systems, pumping stations, fixtures, engines, boilers, pumps, meters and equipment which are now owned or may hereafter be acquired by the Company (except as herein expressly excepted), including all improvements, additions and extensions appurtenant to any real or fixed property now or hereafter subject to the lien of the Original Indenture or any indenture supplemental thereto which are used or useful in connection with the business of the Company as a water company or as a water utility, whether any of the foregoing property is now owned or may hereafter be acquired by the Company.

         It is hereby declared by the Company that all property of the kinds described in the next preceding paragraph, whether now owned or hereafter acquired, has been or is or will be owned or acquired with the intention of using the same in carrying on the business or branches of the business of the Company, and it is hereby declared that it is the intention of the Company that all thereof (except property hereinafter specifically excepted) shall be subject to the lien of the Original Indenture.

         It is agreed by the Company that so far as may be permitted by law, tangible personal property now owned or hereafter acquired by the Company, except such as is hereafter expressly excepted from the lien hereof, shall be deemed to be and construed as fixtures and appurtenances to the real property of the Company.

                                      III.

                          FRANCHISES AND RIGHTS OF WAY.

         All the corporate and other franchises of the Company, all water and flowage rights, riparian rights, easements and rights of way, and all permits, licenses, rights, grants, privileges and immunities, and all renewals, extensions, additions or modifications of any of the foregoing, whether the same or any thereof, or any renewals, extensions, additions or modifications thereof, are now owned or may hereafter be acquired, owned, held, or enjoyed by the Company.

                                       IV.

                            AFTER ACQUIRED PROPERTY.

         All real and fixed property and all other property of the character hereinabove described which the Company may hereafter acquire.

         TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, product and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid premises, property, rights and franchises and every part and parcel thereof.

         EXCEPTING AND RESERVING, HOWEVER, certain premises, not used or useful in the supplying of water by the Company, expressly excepted and reserved from the lien of the Original Indenture and not subject to the terms thereof.

         AND ALSO SAVING AND EXCEPTING from the property hereby mortgaged and pledged, all of the following property (whether now owned by the Company or hereafter acquired by it): All bills, notes and accounts receivable, cash on hand and in banks, contracts, choses in action and leases to others (as distinct from the property leased and without limiting any rights of the Trustee with respect thereto under any of the provisions of the Original Indenture or of any indenture supplemental thereto), all bonds, obligations, evidences of indebtedness, shares of stock and other securities, and certificates or evidences of interest therein, all automobiles, motor trucks, and other like automobile equipment and all furniture, and all equipment, materials, goods, merchandise and supplies acquired for the purpose of sale in the ordinary course of business or for consumption in the operation of any properties of the Company other than any of the foregoing which may be specifically transferred or assigned to or pledged or deposited with the Trustee hereunder or required by the provisions of the Original Indenture or any indenture supplemental thereto so to be; provided, however, that if, upon the happening of a completed default, as specified in Section 1 of Article XI of the Original Indenture, the Trustee or any receiver appointed hereunder shall enter upon and take possession of the mortgaged property, the Trustee or any such receiver may, to the extent permitted by law, at the same time likewise take possession of any and all of the property described in this paragraph then on hand and any and all other property of the Company then on hand, not described or referred to in the foregoing granting clauses, which is used or useful in connection with the business of the Company as a water company or as a water utility, and use and administer the same to the same extent as if such property were part of the mortgaged property, unless and until such completed default shall be remedied or waived and possession of the mortgaged property restored to the Company, its successors or assigns.

         SUBJECT, HOWEVER, to the exceptions, reservations and matters hereinabove and in the Original Indenture recited, to releases executed since the date of the Original Indenture in accordance with the provisions thereof, to existing leases, to easements and rights of way for pole lines and electric transmission lines and other similar encumbrances and restrictions which the Company hereby certifies, in its judgment, do not impair the use of said property by the Company in its business, to liens existing on or claims against, and rights in and relating to, real estate acquired for right-of-way purposes, to taxes and assessments not delinquent, to alleys, streets and highways that may run across or encroach upon said lands, to liens, if any, incidental to construction, and to Permitted Liens, as defined in the Original Indenture; and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in such deeds and other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any and all liens existing thereon at the time of such acquisition.

         TO HAVE AND TO HOLD, all and singular the property, rights, privileges and franchises hereby conveyed, transferred or pledged or intended so to be unto the Trustee and its successors in the trust heretofore and hereby created, and its and their assigns forever.

         IN TRUST NEVERTHELESS, for the equal pro rata benefit and security of each and every entity who may be or become the holders of bonds and coupons secured by the Original Indenture or by any indenture supplemental thereto, or both, without preference, priority or distinction as to lien or otherwise of any bond or coupon over or from any other bond or coupon, so that each and every of said bonds and coupons issued or to be issued, of whatsoever series, shall have the same right, lien and privilege under the Original Indenture and all indentures supplemental thereto and shall be equally secured hereby and thereby, with the same effect as if said bonds and coupons had all been made, issued and negotiated simultaneously on the date thereof; subject, however, to the provisions with reference to extended, transferred or pledged coupons and claims for interest contained in the Original Indenture and subject to any sinking or improvement fund or maintenance deposit provisions, or both, for the benefit of any particular series of bonds.

         IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, that all such bonds and coupons are to be authenticated, delivered and issued, and that all property subject or to become subject hereto is to be held subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in said trust, for the benefit of those who shall hold said bonds and coupons, or any of them, issued under this Indenture or any indenture supplemental hereto, or both, as follows:

                                   ARTICLE I.

      Form, Authentication and Delivery of the Bonds; Redemption Provisions

         SECTION 1. There shall be a forty-eighth series of bonds, limited in aggregate principal amount to $24,675,000 designated as "Aqua Pennsylvania, Inc., First Mortgage Bonds, 5.00% Series due 2035".

         Interest on the Bonds shall be payable semiannually on February 1 and August 1 of each year (each an "interest payment date"), commencing February 1, 2006. Each Bond shall be dated the date of its authentication and shall bear interest from the interest payment date next preceding the date of the authentication of such Bond (or if such Bond is authenticated after a Record Date as defined below and on or before the succeeding interest payment date, from such succeeding interest payment date, or if such Bond is authenticated on or prior to the record date for the first interest payment date for the Bonds, in which case it shall bear interest from the date of original issuance of the Bonds); provided, however, that, if at the time of authentication of any Bond, interest on the predecessor Bond of such Bond is in default, such Bond shall bear interest from the date to which interest has been paid, or, if no interest has been paid, from the date of original issuance thereof. The 5.00% Series due 2035 shall be stated to mature (subject to the right of earlier redemption at the prices and dates and upon the terms and conditions hereinafter set forth) on February 1, 2035 and shall bear interest at the rate of 5.00%.

         The 5.00% Series due 2035 shall be issuable only as registered bonds without coupons, shall be in the form hereinabove recited, in the denomination of Five Thousand Dollars ($5,000) or any integral multiple thereof, shall be lettered "R-1" and shall bear such numbers as the Company may reasonably require.

         The principal of, and interest on the Bonds shall be payable at the designated office of the trustee in Philadelphia, Pennsylvania, and shall be payable, along with interest on the Bonds, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; each installment of interest shall be paid by check to the order of the person entitled thereto, mailed to such person's address as the same appears on the books maintained for such purpose by or on behalf of the Company, or by bank wire transfer of immediately available funds pursuant to instructions and conditions incorporated in an agreement between such person and the Trustee or the Company.

         The person in whose name any Bond is registered at the close of business on any Record Date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond upon any transfer or exchange subsequent to the Record Date and prior to such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names outstanding Bonds are registered at the close of business on a subsequent Record Date established by notice given by mail by or on behalf of the Company to the holders of Bonds not less than fifteen days preceding such subsequent Record Date, such Record Date to be not less than ten days preceding the date of payment of such defaulted interest. The term "Record Date" with respect to any regular interest payment date shall mean the fifteenth day of the calendar month next preceding the month in which such interest payment date occurs.

         The Bonds are being issued by the Company to secure the obligation of the Company to pay to or for the account of the Authority an amount equal to the principal of, at maturity or earlier redemption, and interest on, the Authority Bonds pursuant to the Financing Agreement. The Authority Bonds are being sold to finance the Facilities.

         The Authority Bonds are to be issued under the Authority Indenture and the right, title and interest of the Authority in and to the Financing Agreement and the payments thereunder and the security for such payments have been assigned by the Authority to the Authority Trustee, and the Bonds are to be delivered by the Company on behalf of the Authority directly to the Authority Trustee, as assignee, as security for the payment of the principal of, at maturity or earlier redemption, and premium, if any, and interest on, the Authority Bonds. The Authority Trustee may not sell, assign or otherwise transfer the Bonds except for a transfer of the entire outstanding principal amount thereof to its successor as Trustee under the Authority Indenture, which successor and each subsequent successor shall hold the Bonds subject to the same restriction on transfer.

         The text of the Bonds and of the certificate of the Trustee upon such Bonds shall be, respectively, substantially of the tenor and effect hereinbefore recited.

         Exchange of any Bonds shall be effected in accordance with the applicable provisions of Sections 7, 8 and 9 of Article II of the Original Indenture.

         SECTION 2. The Bonds are redeemable only as follows:

         (a) The 5.00% Series due 2035 are subject to redemption prior to maturity on or after February 1, 2015 by the Company, to the extent that the Authority Bonds are called for redemption under Section 7.01(a)(i) of the Authority Indenture, and then out of moneys deposited with or held by the Trustee for such purpose, as a whole or in part, at any time in the manner described below, at the redemption price of one hundred percent (100%) of the principal amount to be redeemed, plus interest accrued thereon to the date fixed for redemption;

         (b) The 5.00% Series due 2035 are subject to redemption at the direction of the Company, in whole, at any time prior to maturity, at a redemption price of 100% of the principal amount to be redeemed, plus interest accrued thereon to the date fixed for redemption, at any time the Authority Bonds maturing February 1, 2035 are subject to extraordinary optional redemption pursuant to Section 7.01(a)(ii) of the Authority Indenture;

         (c) The 5.00% Series due 2035 are also subject to special mandatory redemption at the direction of the Company, in part, prior to maturity, at a redemption price of 100% of the principal amount of the bonds to be redeemed, plus interest accrued thereon to the date fixed for redemption, at such time and in such amount as the Authority Bonds maturing February 1, 2035 are subject to special mandatory redemption pursuant to Section 7.01(a)(iii) of the Authority Indenture.

         (d) The 5.00% Series due 2035 are also subject to mandatory redemption by the Company in whole if the Trustee shall receive a written demand from the Authority Trustee for redemption of all such Bonds held by the Authority Trustee stating that an "Event of Default" as defined in Section 9.01(a) of the Authority Indenture has occurred and is continuing and that payment of the principal of the Authority Bonds has been accelerated pursuant to Section 9.01(b) of the Authority Indenture, provided that at the time of notice of such redemption as provided in Section 2 of Article V of the Original Indenture (i) said written demand shall not have been withdrawn by the Authority Trustee, and
(ii) no event of default under Section 1 of Article XI of the Original Indenture shall have occurred and be continuing.

         SECTION 3. Any redemption of the Bonds shall be effected in accordance with the provisions of Article V of the Original Indenture.

         SECTION 4. In the event any Authority Bonds shall be purchased by the Company, surrendered by the Company to the Authority Trustee for cancellation and cancelled by the Authority Trustee, Bonds corresponding in principal amount to the Authority Bonds so purchased, surrendered and cancelled shall be deemed to have been paid in full.

         SECTION 5. In the event and to the extent the principal of and premium, if any, or interest on, any Authority Bonds is paid out of funds held by the Authority Trustee other than payments of Bonds, the corresponding payment of the principal of, and premium, if any, or interest on, an aggregate principal amount of Bonds equal to the aggregate principal amount of such Authority Bonds shall be deemed to have been satisfied.

         SECTION 6. All Bonds deemed to have been paid in full as provided in
Section 4 and 5 of this Article I of this Fortieth Supplemental Indenture shall be surrendered to the Trustee for cancellation, and the Trustee shall forthwith cancel the same and, in accordance with applicable laws and regulations and the Trustee's policies and procedures, and on the written request of the Company, deliver the same to the Company. In case part of an outstanding Bond shall be deemed to have been partially paid as provided in said Section 4 or Section 5, upon presentation of such Bond at the designated office of the Trustee, the Trustee shall make a notation thereon of the payment of the portion of the principal amount of such Bond so deemed to have been paid unless the registered owner shall elect to surrender such Bond to the Trustee, in which case the Company shall execute and the Trustee shall authenticate and deliver, without charge to the registered owner, Bonds in such authorized denominations as shall be specified by the registered owner for the unpaid balance of the principal amount of such outstanding Bond.

         SECTION 7. The 5.00% Series due 2035 in the aggregate principal amount of $24,675,000 may be issued under the provisions of Article IV of the Original Indenture and may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company, upon receipt by the Trustee of the resolutions, certificates, opinions or other instruments or all of the foregoing required to be delivered upon the issue of bonds pursuant to the provisions of the Original Indenture.

                                  ARTICLE II.
                       Maintenance or Improvement Deposit.

         SECTION 1. The Company covenants that it will deposit with the Trustee on or before the March 1 next occurring after the bonds of the 9.89% Series due 2008 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 9.93% Series due 2013 cease to be outstanding, or on or before the next March 1 next occurring after the bonds of the 9.97% Series due 2018 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 9.12% Series due 2010 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 9.29% Series due 2026 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 9.17% Series due 2021 cease to be outstanding, or on or before the next March 1 next occurring after the bonds of the 9.17% Series due 2011 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 7.15% Series due 2008 cease to be outstanding, or on or before the March 1 next occurring after the bonds of any of the Subseries of the 1995 Medium Term Note Series issued under the Twenty-Ninth Supplemental Indenture (consisting of the 7.72% Subseries A due 2025, the 6.89% Subseries C due 2015, and the 6.99% Subseries D due 2006) shall cease to be outstanding, or on or before the March 1 next occurring after the bonds of any of the Subseries of the 1997 Medium Term Note Series issued under the Thirty-First Supplemental Indenture (consisting of the 6.75% Subseries A due 2007 and the 6.14% Subseries C due 2008) cease to be outstanding, or on or before March 1 next occurring after the bonds of 6.00% Series due 2029 cease to be outstanding, or on or before March 1 next occurring after the bonds of any of the Subseries of the 1999 Medium Term Note Series issued under the Thirty-Third Supplemental Indenture (consisting of the 9.53% Subseries D due 2019, the 8.26% Subseries F due 2022, the 9.50% Subseries G due 2006, the 9.22% Subseries H due 2019, the 8.32% Subseries I due 2022, the 8.14% Subseries J due 2025, the 6.00% Subseries K due 2030, the 5.93% Subseries L due 2012, the 2.65% Subseries M due 2006, the 3.461% Subseries N due 2007, the 5.08% Subseries O due 2015, the 5.17% Subseries P due 2017, the 5.751% Subseries Q due 2019, the 5.751% Subseries R due 2019, the 6.06% Subseries S due 2027, the 6.06% Subseries T due 2027 and the 5.98% Subseries U due 2028) cease to be outstanding, or on or before March 1 next occurring after the bonds of the 5.35% Series due 2031 cease to be outstanding, or on or before March 1 next occurring after the bonds of the 5.55% Series due 2032 cease to be outstanding, or on or before March 1 next occurring after the bonds of the 3.75% Series due 2010 cease to be outstanding, or on or before March 1 next occurring after the bonds of the 5.15% Series due 2032 cease to be outstanding, or on or before March 1 next occurring after the bonds of the 5.05% Series due 2039 cease to be outstanding, or on or before March 1 next occurring after the bonds of the 5.00% Series due 2036 cease to be outstanding, or on or before March 1 next occurring after the bonds of the 5.00% Series due 2037 cease to be outstanding, or on or before March 1 next occurring after the bonds of the 5.00% Series due 2038 cease to be outstanding, whichever is latest, an amount in cash (the "Maintenance or Improvement Deposit") equal to 9% of the Gross Operating Revenues of the Company during the preceding calendar year less, to the extent that the Company desires to take such credits, the following:

         (a) the amount actually expended for maintenance during such calendar year; and

         (b) the Cost or Fair Value, whichever is less, of Permanent Additions acquired during such calendar year which at the time of taking such credit constitute Available Permanent Additions; and

         (c) the unapplied balance, or any part thereof, of the Cost or Fair Value, whichever is less, of Available Permanent Additions acquired by the Company during the five calendar years preceding such calendar year and specified in the Officers' Certificates delivered to the Trustee pursuant to
Section 2 of this Article, but only to the extent that the Permanent Additions with respect to which such Cost or Fair Value was determined shall at the time of taking such credit constitute Available Permanent Additions.

         SECTION 2. The Company covenants that it will on or before March 1 in each year, beginning with the first deposit made with the Trustee under the provisions of Section 1 of this Article, as long as any of the Bonds are outstanding, deliver to the Trustee the following:

         (a) An Officers' Certificate, which shall state:

                  (i) The amount of the Gross Operating Revenues for the preceding calendar year;

                  (ii) 9% of such Gross Operating Revenues;

                  (iii) The amount actually expended by the Company for maintenance during such calendar year;

                  (iv) The amount set forth in subparagraph (xii) of each Officers' Certificate delivered to the Trustee pursuant to the provisions of this Section during the preceding five calendar years (specifying each such Officers' Certificate), after deducting from each such amount the aggregate of (a) the Cost or Fair Value, whichever is less, of all Permanent Additions represented by such amount which have ceased to be Available Permanent Additions; and (b) any part of such amount for which the Company has previously taken credit against any Maintenance or Improvement Deposit (specifying the Officers' Certificate in which such credit was taken); and (c) any part of such amount for which the Company then desires to take credit against the Maintenance or Improvement Deposit;

                  (v) An amount which shall be the aggregate of all amounts set forth pursuant to the provisions of clause (c) of the foregoing subparagraph (iv);

                  (vi) The Cost or Fair Value, whichever is less, of Available Permanent Additions acquired by the Company during the preceding calendar year;

                  (vii) That part of the amount set forth in subparagraph (vi) which the Company desires to use as a credit against the Maintenance or Improvement Deposit;

                  (viii) The amount of cash payable to the Trustee under the provisions of Section 1 of this Article, which shall be the amount by which the amount set forth in subparagraph (ii) hereof exceeds the sum of the amounts set forth in subparagraphs (iii), (v) and (vii) hereof;

                  (ix) The sum of all amounts charged on the books of the Company against any reserve for retirement or depreciation during the preceding calendar year representing the aggregate of the Cost when acquired of any part of the Company's plants and property of the character described in the granting clauses hereof which has been permanently retired or abandoned;

                  (x) The aggregate of the amounts set forth in subparagraphs
         (v) and (vii) hereof;

                  (xi) The amount by which the amount set forth in subparagraph
         (x) exceeds the amount set forth in subparagraph (ix), being the amount required to be deducted from the Cost or Fair Value of Available Permanent Additions in order to determine a Net Amount of Available Permanent Additions pursuant to the provisions of Section 9 of Article I of the Original Indenture;

                  (xii) The amount set forth in subparagraph (vi) after deducting the amount, if any, set forth in subparagraph (vii); and

                  (xiii) That all conditions precedent to the taking of the credit or credits so requested by the Company have been complied with.

         (b) In the event that the Officers' Certificate delivered to the Trustee pursuant to the provisions of paragraph (a) of this Section shall state, pursuant to the requirements of subparagraph (vi), the Cost or Fair Value of Available Permanent Additions acquired by the Company during the preceding calendar year, the documents specified in paragraphs 2, 3, 5, 6 and 7 of subdivision (B) of Section 3 of Article IV of the Original Indenture.

         (c) An amount in cash equal to the sum set forth in subparagraph (viii) of the Officers' Certificate provided for in paragraph (a) hereof.

         SECTION 3. All cash deposited with the Trustee as part of any Maintenance or Improvement Deposit provided for in Section 1 of this Article, may, at the option of the Company, be applied to the purchase of bonds under the provisions of Section 2 of Article X of the Original Indenture or to the redemption of bonds under the provisions of Section 3 of Article X of the Original Indenture or may be withdrawn by the Company at any time to reimburse the Company for the cost of a Net Amount of Available Permanent Additions (excluding, however, from any such Available Permanent Additions all Permanent Additions included in any certificate delivered to the Trustee for the purpose of obtaining a credit against any Maintenance or Improvement Deposit provided for in Section 1 of this Article to the extent that such Permanent Additions have been used for any such credit). The Trustee shall pay to or upon the written order of the Company all or any part of such cash upon the receipt by the Trustee of:

         (a) A Resolution requesting such payment; and

         (b) The documents specified in paragraphs 2, 5, 6 and 7 of subdivision
(B) of Section 3 of Article IV of the Original Indenture, with such modifications, additions and omissions as may be appropriate in the light of the purposes for which they are used.

                                  ARTICLE III.
                            Covenants of the Company.

         SECTION 1. The Company hereby covenants and agrees with the Trustee, for the benefit of the Trustee and all the present and future holders of the Bonds, that the Company will pay the principal of, and premium, if any, and interest on, all bonds issued or to be issued as aforesaid under and secured by the Original Indenture as hereby supplemented, as well as all bonds which may be hereafter issued in exchange or substitution therefor, and will perform and fulfill all of the terms, covenants and conditions of the Original Indenture and of this Fortieth Supplemental Indenture with respect to the additional bonds to be issued under the Original Indenture as hereby supplemented.

         SECTION 2. The Company covenants and agrees that so long as any of the Bonds are outstanding (a) the Company will not make any Stock Payment if, after giving effect thereto, its retained earnings, computed in accordance with generally accepted accounting principles consistently applied, will be less than the sum of (i) Excluded Earnings, if any, since December 31, 2004, and (ii) $20,000,000; (b) Stock Payments made more than 40 days after the commencement, and prior to the expiration, of any Restricted Period shall not exceed 65% of the Company's Net Income during such Restricted Period; and (c) the Company will not authorize a Stock Payment if there has occurred and is continuing an event of default under subsections (a) and (b) of Section 1 of Article XI of the Original Indenture.

         For the purposes of this Section 2 the following terms shall have the following meanings:

         "Capitalization" shall mean the sum of (i) the aggregate principal amount of all Debt at the time outstanding, (ii) the aggregate par or stated value of all capital stock of the Company of all classes at the time outstanding, (iii) premium on capital stock, (iv) capital surplus, and (v) retained earnings.

         "Debt" means (i) all indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, (ii) all deferred indebtedness for the payment of the purchase price of property or assets purchased (but Debt shall not be deemed to include customer advances for construction or any bonds issued under the Indenture which are not Outstanding Bonds), (iii) leases which have been or, in accordance with generally accepted accounting principles, should be recorded as capital leases and (iv) guarantees of the obligations of another of the nature described in clauses (i), (ii) or
(iii) which have been or, in accordance with generally accepted accounting principles, should be recorded as debt.

         "Determination Date" shall mean the last day of each calendar quarter. Any calculation with respect to any Determination Date shall be based on the Company's balance sheet as of such date.

         "Excluded Earnings" shall mean 35% of the Company's Net Income during any Restricted Period.

         "Net Income" for any particular Restricted Period shall mean the amount of net income properly attributable to the conduct of the business of the Company for such period, as determined in accordance with generally accepted accounting principles consistently applied, after payment of or provision for taxes on income for such period.

         "Outstanding Bonds" shall mean bonds which are outstanding within the meaning indicated in Section 20 of Article I of the Original Indenture except that, in addition to the bonds referred to in clauses (a), (b) and (c) of said
Section 20, said term shall not include bonds for the retirement of which sufficient funds have been deposited with the Trustee with irrevocable instructions to apply such funds to the retirement of such bonds at a specified time, which may be either the maturity thereof or a specified redemption date, whether or not notice of redemption shall have been given.

         "Restricted Period" shall mean a period commencing on any Determination Date on which the total Debt of the Company is, or as the result of any Stock Payment then declared or set aside and to be made thereafter will be, more than 70% of Capitalization, and continuing until the third consecutive Determination Date on which the total Debt of the Company does not exceed 70% of Capitalization.

         "Stock Payment" shall mean any payment in cash or property (other than stock of the Company) to any holder of shares of any class of capital stock of the Company as such holder, whether by dividend or upon the purchase, redemption, conversion or other acquisition of such shares, or otherwise.

         SECTION 3. The Company covenants and agrees that so long as any of the Bonds are outstanding, neither the Company nor any subsidiary of the Company will, directly or indirectly, lend or in any manner extend its credit to, or indemnify, or make any donation or capital contribution to, or purchase any security of, any corporation which directly or indirectly controls the Company, or any subsidiary or affiliate (other than an affiliate which is a subsidiary of the Company) of any such corporation.

                                  ARTICLE IV.
                                  The Trustee.

         SECTION 1. The Trustee hereby accepts the trust hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Original Indenture, as supplemented by this Fortieth Supplemental Indenture.

         SECTION 2. Subject to the provisions of Article XIII of the Original Indenture, the Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through and consult with attorneys, agents, officers or employees selected by the Trustee in its sole discretion. The Trustee shall be entitled to advice of counsel concerning all matters of trusts hereof and the duties hereunder and may in all cases pay such reasonable compensation to all such attorneys, agents, officers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act or refrain from acting and rely upon and be free from all liability for so relying upon the opinion or advice of any attorney (who may be the attorney or attorneys for the Company). The Trustee may act and rely on written opinions of experts employed by the Trustee and such advice shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon. The Trustee shall not be responsible for any loss or damage resulting from any action or non-action in good faith taken in reliance upon such opinion or advice. The Trustee shall not be bound to confirm, verify or make any investigation into the facts or matters stated in any financial or other statements, resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document furnished pursuant to the terms hereof.

         SECTION 3. Before the Trustee shall be required to foreclose on, or to take control or possession of, the real property or leasehold interest (the "Premises") which may be the subject of any mortgage or mortgages for which the Trustee is mortgagee in connection with the issuance of the Bonds, the Trustee shall be indemnified and held harmless by the holders and/or beneficial owners of the Bonds from and against any and all expense, loss, or liability that may be suffered by the Trustee in connection with any spill, leak or release which may have occurred on or invaded the Premises or any contamination by any Hazardous Substance (hereinafter defined), whether caused by the Company or any other person or entity, including, but not limited to, (1) any and all reasonable expenses that the Trustee may incur in complying with any of the Environmental Statutes (hereinafter defined), (2) any and all reasonable costs that the Trustee may incur in studying or remedying any spill, leak or release which may have occurred on or invaded the Premises or any contamination, (3) any and all fines or penalties assessed upon the Trustee by reason of such contamination, (4) any and all loss of value of the Premises or the improvements thereon by reason of such contamination, and (5) any and all legal fees and costs reasonably incurred by the Trustee in connection with any of the foregoing. As used in this Section, contamination by any Hazardous Substance shall include contamination, arising from the presence, creation, production, collection, treatment, disposal, discharge, release, storage, transport or transfer of any Hazardous Substance at or from the Premises or any improvements thereon. As used in this Section, the term "Hazardous Substance" shall mean petroleum hydrocarbons or any substance which (a) constitutes a hazardous waste or substance under any applicable federal, state or local law, rule, order or regulation now or hereafter adopted; (b) constitutes a "hazardous substance" as such term is defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. ss.9601 et seq.) and the regulations issued thereunder and any comparable state or local law or regulation; (c) constitutes a "hazardous waste" under the Resource Conservation and Recovery Act, (42 U.S.C. ss.6991) and the regulations issued thereunder and any comparable state or local law or regulation; (d) constitutes a pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste as such terms are defined under Federal Clean Water Act, as amended (33 U.S.C. ss.1251 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss.2601 et seq.), or any comparable state or local laws or regulations; (e) exhibits any of the characteristics enumerated in 40 C.F.R. Sections 261.20 - 261.24, inclusive; (f) those extremely hazardous substances listed in Section 302 of the Superfund Amendments and Reauthorization Act of 1986 (Public Law 99-499, 100 Stat. 1613) which are present in threshold planning or reportable quantities as defined under such act; (g) toxic or hazardous chemical substances which are present in quantities which exceed exposure standards as those terms are defined under Sections 6 and 8 of the Occupational Safety and Health Act, as amended (29 U.S.C. ss.ss.655 and 657 and 29 C.F.R. Part 1910, subpart 2); and
(h) any asbestos, petroleum-based products or any Hazardous Substance contained within or release from any underground or aboveground storage tanks. As used in this Section, the term "Environmental Statutes" shall mean the statutes, laws, rules, orders and regulations referred to in (a) through (g) inclusive in the preceding sentence.

                                   ARTICLE V.
                                 Miscellaneous.

         SECTION 1. This instrument is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and except as hereby supplemented, the Original Indenture and the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Second, Twenty-Third, Twenty-Fourth, Twenty-Fifth, Twenty-Sixth, Twenty-Seventh, Twenty-Eighth, Twenty-Ninth, Thirtieth, Thirty-First, Thirty-Second, Thirty-Third, Thirty-Fourth, Thirty-Fifth, Thirty-Sixth, Thirty-Seventh, Thirty-Eighth and Thirty-Ninth Supplemental Indentures are hereby confirmed. All references in this Fortieth Supplemental Indenture to the Original Indenture shall be deemed to refer to the Original Indenture as heretofore amended and supplemented, and all terms used herein and not specifically defined herein shall be taken to have the same meaning as in the Original Indenture, as so amended, except in the cases where the context clearly indicates otherwise.

         SECTION 2. Any notices to the Trustee under this Fortieth Supplemental Indenture shall be delivered to the Trustee by registered or certified mail, hand delivery or other courier or express delivery service (with receipt confirmed) or by telecopy (with receipt confirmed) at the following address:

                              J.P. Morgan Trust Company, National Association Worldwide Securities Services
                              c/o JPMorgan Chase Bank, N.A.
                              4 NY Plaza
                              New York, New York 10004
                              Attention: Aqua Pennsylvania, Inc. Administrator
                              Telecopy: (212) 623-6205

Any change in such address or telecopy number may be made by notice to the Company delivered in the manner set forth above.

         SECTION 3. All recitals in this Fortieth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

         SECTION 4. Although this Fortieth Supplemental Indenture is dated as of December 15, 2005 for convenience and for the purpose of reference, the actual date or dates of execution hereof by the Company and the Trustee are as indicated by their respective acknowledgments annexed hereto.

         SECTION 5. In order to facilitate the recording or filing of this Fortieth Supplemental Indenture, the same may be simultaneously executed in several counterparts, each of which shall be deemed to be an original and such counterparts shall together constitute but one and the same instrument.

         SECTION 6. This Fortieth Supplemental Indenture shall become effective for the incurrence of debt upon delivery to the Trustee by the Company of the certificates required by Articles IV, VI and VII of the Original Indenture, which shall occur concurrently with or prior to the authentication of the 5.00% Series due 2035. This Fortieth Supplemental Indenture is effective to evidence the Trustee's lien on the property described herein immediately upon execution.

         IN WITNESS WHEREOF the parties hereto have caused their corporate seals to be hereunto affixed and their authorized officers have hereto affixed their signatures, and their authorized officers have duly attested the execution hereof, this ___ day of December , 2005.

[CORPORATE SEAL]                          AQUA PENNSYLVANIA, INC.,
                                          as successor by merger to
                                          Philadelphia Suburban Water Company


Attest:   /s/  Roy H. Stahl               By:   /s/  Kathy L. Pape
       --------------------------            -------------------------------
                                                Vice President and Treasurer

[CORPORATE SEAL]                          J.P. MORGAN TRUST COMPANY,
                                          NATIONAL ASSOCIATION,
                                          As Trustee


Attest:   /s/  Beth Ann MacDonald         By:   /s/  Catherine Duffy
       --------------------------            -------------------------------
          Authorized Officer                    Authorized Signatory

                                   EXHIBIT A
                            AQUA PENN SYLVANIA, INC.
            SCHEDULE OF FIRST MORTGAGE BONDS AS OF DECEMBER 15, 2005

                              Interest      Issue      Maturity     Original     Balance (incl. CP)
Division        Structure       Rate         Date        Date        Amount          @  12/15/05
--------        ---------     --------      -----      --------    ----------   -------------------
Aqua Pa         Tax Exempt      5.35%      11/01/01    10/01/31    30,000,000          30,000,000
Aqua Pa         Tax Exempt      5.55%      06/01/02    09/01/32    25,000,000          25,000,000
Shenango        Tax Exempt      6.00%      10/01/99    06/01/29    25,000,000          25,000,000
Aqua Pa         Tax Exempt      6.00%      06/28/00    07/01/30    18,360,000          18,360,000
Roaring Creek   Tax Exempt      5.05%      11/30/04    10/01/39    14,000,000          14,000,000
Aqua Pa         Tax Exempt      3.75%      12/31/02    06/01/10     3,200,000           2,000,000
Aqua Pa         Tax Exempt      5.15%      06/26/02    09/01/32    25,000,000          25,000,000
Aqua Pa         Tax Exempt      5.00%      05/19/05    11/01/36    21,770,000          21,770,000
Aqua Pa         Tax Exempt      5.00%      05/19/05    11/01/37    24,165,000          24,165,000
Aqua Pa         Tax Exempt      5.00%      05/19/05    11/01/38    25,375,000          25,375,000
                                                                  -----------         -----------
                                                                  211,870,000         210,670,000
                                                                  -----------         -----------
Aqua Pa          Taxable        5.93%      06/26/02    07/01/12    25,000,000          25,000,000
Aqua Pa          Taxable        6.14%      01/15/98    02/01/08    10,000,000          10,000,000
Aqua Pa          Taxable        6.21%      10/25/01    11/01/11    15,000,000          15,000,000
Aqua Pa          Taxable        6.75%      07/15/97    08/15/07    10,000,000          10,000,000
Aqua Pa          Taxable        6.89%      12/19/95    12/15/15    12,000,000          12,000,000
Aqua Pa          Taxable        6.99%      04/12/96    04/15/06    10,000,000          10,000,000
Aqua Pa          Taxable        7.15%      04/23/93    04/01/08    22,000,000           6,000,000
Aqua Pa          Taxable        7.72%      05/19/95    05/15/25    15,000,000          15,000,000
Shenango         Taxable        8.14%      11/01/95    11/01/25     4,000,000           4,000,000
Susquehanna      Taxable        8.26%      11/01/92    11/01/22     1,500,000           1,500,000
Shenango         Taxable        8.32%      11/01/92    11/01/22     3,500,000           3,500,000
Aqua Pa          Taxable        9.12%      01/12/90    01/15/10    20,000,000          20,000,000
Aqua Pa          Taxable        9.17%      11/01/91    09/15/21     8,000,000           6,400,000
Aqua Pa          Taxable        9.17%      11/01/91    09/15/11     5,000,000           5,000,000
Shenango         Taxable        9.22%      11/15/89    11/15/19     3,500,000           2,212,640
Aqua Pa          Taxable        9.29%      11/01/91    09/15/26    12,000,000          12,000,000
Shenango         Taxable        9.50%      09/12/86    09/12/06     3,000,000             960,000
Roaring Creek    Taxable        9.53%      12/15/89    12/15/19     4,000,000           4,000,000
Aqua Pa          Taxable        9.89%      06/01/88    06/01/08     5,000,000           5,000,000
Aqua Pa          Taxable        9.93%      06/01/88    06/01/13     5,000,000           5,000,000
Aqua Pa          Taxable        9.97%      06/01/88    06/01/18     5,000,000           5,000,000
Aqua Pa          Taxable        2.65%      05/10/04    05/15/06     5,000,000           5,000,000
Aqua Pa          Taxable       3.461%      05/10/04    05/15/07    12,000,000          12,000,000
Aqua Pa          Taxable        5.08%      05/10/04    05/15/15    20,000,000          20,000,000
Aqua Pa          Taxable        5.17%      05/10/04    05/10/17     7,000,000           7,000,000
Aqua Pa          Taxable       5.751%      05/10/04    05/15/19    15,000,000          15,000,000
Aqua Pa          Taxable       5.751%      05/10/04    05/15/19     5,000,000           5,000,000
Aqua Pa          Taxable        6.06%      05/10/04    05/10/27    15,000,000          15,000,000
Aqua Pa          Taxable        6.06%      05/10/04    05/15/27     5,000,000           5,000,000
Aqua Pa          Taxable        5.98%      05/10/04    05/15/28     3,000,000           3,000,000
                                                                  -----------         -----------
                                                                  285,500,000         264,572,640
                                                                  -----------         -----------
              TOTAL FIRST MORTGAGE BONDS                          497,370,000         475,242,640
                                                                  ===========         ===========

                                    EXHIBIT B
                              RECORDING INFORMATION

BUCKS, CHESTER, DELAWARE AND MONTGOMERY COUNTIES

============================ ============= ========================== ===============================
                                                     Bucks                       Chester
---------------------------- ------------- -------------------------- -------------------------------
                               Date of
         Indenture            Recording     Book          Page             Book            Page
---------------------------- ------------- -------- ----------------- ---------------- --------------
Original                       2/20/41       496           1           H-13.Vol.307         20
---------------------------- ------------- -------- ----------------- ---------------- --------------
First Supplemental             8/26/48       632           1           F-16.Vol.380         200
---------------------------- ------------- -------- ----------------- ---------------- --------------
Second Supplemental             7/1/52       768          438           18.Vol.425          186
---------------------------- ------------- -------- ----------------- ---------------- --------------
Third Supplemental             11/25/53      895           1            18.Vol.442          325
---------------------------- ------------- -------- ----------------- ---------------- --------------
Fourth Supplemental             1/9/56      1089          155          Z-20.Vol.499          1
---------------------------- ------------- -------- ----------------- ---------------- --------------
Fifth Supplemental             3/20/57      1181          316          B-22.Vol.536         601
---------------------------- ------------- -------- ----------------- ---------------- --------------
Sixth Supplemental              5/9/58      1254           1               G-23             201
---------------------------- ------------- -------- ----------------- ---------------- --------------
Seventh Supplemental           9/25/59      1332          509              B-25             109
---------------------------- ------------- -------- ----------------- ---------------- --------------
Eighth Supplemental             5/9/61        -            -               Z-26             17
---------------------------- ------------- -------- ----------------- ---------------- --------------
Eighth Supplemental            5/10/61      1409          225                -               -
---------------------------- ------------- -------- ----------------- ---------------- --------------
Ninth Supplemental             4/10/62      1458          372              G-28             126
---------------------------- ------------- -------- ----------------- ---------------- --------------
Tenth Supplemental             3/19/64      1568           1               M-30             967
---------------------------- ------------- -------- ----------------- ---------------- --------------
Eleventh Supplemental          11/4/66      1655          695              Q-32            6682
---------------------------- ------------- -------- ----------------- ---------------- --------------
Twelfth Supplemental           1/23/68      1691          531              N-33             219
---------------------------- ------------- -------- ----------------- ---------------- --------------
Thirteenth Supplemental         7/2/70      1763          1167             D-35             80
---------------------------- ------------- -------- ----------------- ---------------- --------------
Fourteenth Supplemental        11/5/70      1774          331              K-35             713
---------------------------- ------------- -------- ----------------- ---------------- --------------
Fifteenth Supplemental         12/11/72     1869          196              O-37             998
---------------------------- ------------- -------- ----------------- ---------------- --------------
Sixteenth Supplemental         5/28/75      1979           14              E-44             77
---------------------------- ------------- -------- ----------------- ---------------- --------------
Seventeenth Supplemental       12/18/77     2072          683              L-51              1
---------------------------- ------------- -------- ----------------- ---------------- --------------

[RESTUBBED]

============================ ============= =============================== =============================
                                                      Delaware                      Montgomery
---------------------------- ------------- ------------------------------- -----------------------------
                               Date of
         Indenture            Recording       Book            Page            Book           Page
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Original                       2/20/41        1034              1             1625             1
---------------------------- ------------- ------------ ------------------ ------------ ----------------
First Supplemental             8/26/48        1668             169            2031            257
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Second Supplemental             7/1/52        1962             376            2360            517
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Third Supplemental             11/25/53       2052              1             2493             1
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Fourth Supplemental             1/9/56        2199              1             2722            425
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Fifth Supplemental             3/20/57        2294             50             2850            335
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Sixth Supplemental              5/9/58        2380             039            2952            289
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Seventh Supplemental           9/25/59        2442              1             3090            249
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Eighth Supplemental             5/9/61        2526             312              -              -
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Eighth Supplemental            5/10/61          -               -             3249            289
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Ninth Supplemental             4/10/62        2581             463            3307            169
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Tenth Supplemental             3/19/64        2976            1043            3310            237
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Eleventh Supplemental          11/4/66         762             223            3549            129
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Twelfth Supplemental           1/23/68        2792             708            3542            315
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Thirteenth Supplemental         7/2/70        2850             301            3687            23
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Fourteenth Supplemental        11/5/70        2858            3113             700            548
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Fifteenth Supplemental         12/11/72       2926             550            3786            96
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Sixteenth Supplemental         5/28/75        3005             511            4010            307
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Seventeenth Supplemental       12/18/77       3072             43             5002            436
---------------------------- ------------- ------------ ------------------ ------------ ----------------

============================ ============= ========================== ===============================
                                                     Bucks                       Chester
---------------------------- ------------- -------------------------- -------------------------------
                               Date of
         Indenture            Recording       Book            Page            Book           Page
---------------------------- ------------- -------- ----------------- ---------------- --------------
Eighteenth Supplemental        4/29/77      2082          567              B-52             344
---------------------------- ------------- -------- ----------------- ---------------- --------------
Nineteenth Supplemental        6/23/80      2303          714              J-62             92
---------------------------- ------------- -------- ----------------- ---------------- --------------
Twentieth Supplemental          8/2/83      2487          370              D-72              1
---------------------------- ------------- -------- ----------------- ---------------- --------------
Twenty-First Supplemental      8/27/85      2690          806               54              550
---------------------------- ------------- -------- ----------------- ---------------- --------------
Twenty-First Supplemental      8/28/85        -            -                 -               -
---------------------------- ------------- -------- ----------------- ---------------- --------------
Twenty-Second Supplemental     4/22/86      2774          160               263             275
---------------------------- ------------- -------- ----------------- ---------------- --------------
Twenty-Third Supplemental       4/1/87      2960          693                -               -
---------------------------- ------------- -------- ----------------- ---------------- --------------
Twenty-Third Supplemental       4/2/87        -            -                680             337
---------------------------- ------------- -------- ----------------- ---------------- --------------
Twenty-Fourth Supplemental     7/25/88      3199          1095             1224             389
---------------------------- ------------- -------- ----------------- ---------------- --------------
Twenty-Fifth Supplemental      1/12/90      0136          0250             1848             205
---------------------------- ------------- -------- ----------------- ---------------- --------------
Twenty-Sixth Supplemental      11/8/91       369          2190             2660             205
---------------------------- ------------- -------- ----------------- ---------------- --------------
Twenty-Seventh Supplemental    6/29/92      0487          1829             3055             182
---------------------------- ------------- -------- ----------------- ---------------- --------------
Twenty-Eighth Supplemental     4/22/93      0652          1335             3542            1542
---------------------------- ------------- -------- ----------------- ---------------- --------------
Twenty-Ninth Supplemental      3/30/95      1045          1872             3875            1368
---------------------------- ------------- -------- ----------------- ---------------- --------------
Thirtieth Supplemental         8/30/95      1111          0798             3932            0471
---------------------------- ------------- -------- ----------------- ---------------- --------------
Thirty-First Supplemental      7/11/97      1421          2196             4201            2133
---------------------------- ------------- -------- ----------------- ---------------- --------------
Thirty-Second Supplemental     10/6/99      1939          421              4646             642
---------------------------- ------------- -------- ----------------- ---------------- --------------
Thirty-Third Supplemental      11/30/99     1970          1573             4675            1272
---------------------------- ------------- -------- ----------------- ---------------- --------------

[RESTUBBED]

============================ ============= =============================== =============================
                                                      Delaware                      Montgomery
---------------------------- ------------- ------------------------------- -----------------------------
                               Date of
         Indenture            Recording       Book            Page            Book           Page
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Eighteenth Supplemental        4/29/77        3078             728            5003            291
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Nineteenth Supplemental        6/23/80        3261             293            5030            502
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Twentieth Supplemental          8/2/83         96              810            5662           1045
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Twenty-First Supplemental      8/27/85          -               -             5864           1347
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Twenty-First Supplemental      8/28/85         264             159              -              -
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Twenty-Second Supplemental     4/22/86         326             592            5944            360
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Twenty-Third Supplemental       4/1/87          -               -               -              -
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Twenty-Third Supplemental       4/2/87         447            1807            6115            602
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Twenty-Fourth Supplemental     7/25/88        0593            0585            6324            143
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Twenty-Fifth Supplemental      1/12/90         731            1571            6538            376
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Twenty-Sixth Supplemental      11/8/91         894            2241            6780            891
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Twenty-Seventh Supplemental    6/29/92        0969            2023            6918            302
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Twenty-Eighth Supplemental     4/22/93        1081            0852            7112           0539
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Twenty-Ninth Supplemental      3/30/95        1349            0829            7561           1155
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Thirtieth Supplemental         8/30/95        1393            2255            7631           0689
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Thirty-First Supplemental      7/11/97        1607             138            7968            779
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Thirty-Second Supplemental     10/6/99        1936            1207            8548           1067
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Thirty-Third Supplemental      11/30/99       1936            1207            8548           1067
---------------------------- ------------- ------------ ------------------ ------------ ----------------

============================ ============= ========================== ===============================
                                                     Bucks                       Chester
---------------------------- ------------- -------------------------- -------------------------------
                               Date of
         Indenture            Recording     Book          Page             Book            Page
---------------------------- ------------- -------- ----------------- ---------------- --------------
Thirty-Fourth Supplemental     10/31/01     2471          1207             5101            2142
---------------------------- ------------- -------- ----------------- ---------------- --------------
Thirty-Fifth Supplemental      1/10/02      2541          765              5152             818
---------------------------- ------------- -------- ----------------- ---------------- --------------
Thirty-Sixth Supplemental       6/5/02      2731          1881             5296             356
---------------------------- ------------- -------- ----------------- ---------------- --------------
Thirty-Seventh Supplemental    12/27/02     3036          1425           12/31/02          1552
                                                                          B-5514
---------------------------- ------------- -------- ----------------- ---------------- --------------
Thirty-Eighth Supplemental     11/9/04      4196          1557           11/23/04           800
                                                                          B-6342
---------------------------- ------------- -------- ----------------- ---------------- --------------
Thirty-Ninth Supplemental      5/18/05      4441          1471            5/19/05          1375
                                                      #2005066104          6496          #10534807
============================ ============= ======== ================= ================ ==============

[RESTUBBED]

============================ ============= =============================== =============================
                                                      Delaware                      Montgomery
---------------------------- ------------- ------------------------------- -----------------------------
                               Date of
         Indenture            Recording       Book            Page            Book           Page
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Thirty-Fourth Supplemental     10/31/01       2288            0174            9225            761
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Thirty-Fifth Supplemental      1/10/02        2329            1019            9314           1079
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Thirty-Sixth Supplemental       6/5/02        2448            1862            9593           1416
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Thirty-Seventh Supplemental    12/27/02     12/31/02          0294          12/30/02         0204
                                              02631                           10018
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Thirty-Eighth Supplemental     11/9/04      11/22/04          1698          11/22/04         0237
                                             B-3348                          B-00020
---------------------------- ------------- ------------ ------------------ ------------ ----------------
Thirty-Ninth Supplemental      5/18/05        03487           0939            0020           0688
                                                           32005044507                    2005069126
============================ ============= ============ ================== ============ ================

BERKS COUNTY

=========================== ==================== ========= ==========
      Indenture              Date of Recording     Book      Page
--------------------------- -------------------- --------- ----------
Original                          8/16/99          3113       707
--------------------------- -------------------- --------- ----------
Thirty-Second Supplemental        10/6/99          3132      1510
--------------------------- -------------------- --------- ----------
Thirty-Third Supplemental        11/30/99          3149      1260
--------------------------- -------------------- --------- ----------
Thirty-Fourth Supplemental       10/31/01          3421       896
--------------------------- -------------------- --------- ----------
Thirty-Fifth Supplemental         1/10/02          3461       417
--------------------------- -------------------- --------- ----------
Thirty-Sixth Supplemental         6/4/02           3544      1357
--------------------------- -------------------- --------- ----------
Thirty-Seventh Supplemental      12/30/02          3664      0001
--------------------------- -------------------- --------- ----------
Thirty-Eighth Supplemental       11/30/04          4197       988
--------------------------- -------------------- --------- ----------
Thirty-Ninth Supplemental         5/18/05         04583      1017
=========================== ==================== ========= ==========

BRADFORD, COLUMBIA, LAWRENCE, MERCER, NORTHUMBERLAND, PIKE, SCHUYLKILL AND WAYNE COUNTIES

================== ========================= ========================= ================================= =========================
                           BRADFORD                  COLUMBIA                      LAWRENCE                       MERCER
------------------ ------------------------- ------------------------- --------------------------------- -------------------------
                     Date of    Instrument     Date of    Instrument     Date of                         Date of      Instrument
    Indenture       Recording       No.       Recording       No.       Recording    Book      Page      Recording       No.
------------------ ------------ ------------ ------------ ------------ ------------ ------- ------------ ----------- -------------
Thirty-Fifth        12/21/01     200115497                                           1688       744
Supplemental
------------------ ------------ ------------ ------------ ------------ ------------ ------- ------------ ----------- -------------
Thirty-Sixth        07/04/02     200207151
Supplemental
------------------ ------------ ------------ ------------ ------------ ------------ ------- ------------ ----------- -------------
Thirty-Seventh      12/30/02     200216472
Supplemental
------------------ ------------ ------------ ------------ ------------ ------------ ------- ------------ ----------- -------------
Thirty-Eighth       11/22/04     200415112    11/30/04     200413567    11/24/04     1992      0291       11/24/04    2004020435
Supplemental
------------------ ------------ ------------ ------------ ------------ ------------ ------- ------------ ----------- -------------
Thirty-Ninth         5/16/05     200504827     5/18/05     200505042    5/16/2005    2032       200       5/13/05     2005-7340
Supplemental                                                                                  #005488
================== ============ ============ ============ ============ ============ ======= ============ =========== =============

================== ======================================= =====================================
                               NORTHUMBERLAND                              PIKE
------------------ --------------------------------------- -------------------------------------
                   Date of                                 Date of
    Indenture        Rec.         Book          Page         Rec.      Book          Page
------------------ ---------- ------------- -------------- ---------- -------- -----------------
Thirty-Fifth                      1404           246                   1909          2328
Supplemental
------------------ ---------- ------------- -------------- ---------- -------- -----------------
Thirty-Sixth                      1445           028
Supplemental
------------------ ---------- ------------- -------------- ---------- -------- -----------------
Thirty-Seventh     12/30/02       1500           911       12/30/02    1959          2447
Supplemental
------------------ ---------- ------------- -------------- ---------- -------- -----------------
Thirty-Eighth      11/22/04       1714           748       11/23/04    2081          1757
Supplemental
------------------ ---------- ------------- -------------- ---------- -------- -----------------
Thirty-Ninth        5/18/05       1761           50         5/17/05    2109          2201
Supplemental                                 #200509076                         #200500008491
================== ========== ============= ============== ========== ======== =================

[RESTUBBED]

================== ===================================== =====================================
                                SCHUYLKILL                              WAYNE
------------------ ------------------------------------- -------------------------------------
                    Date of                               Date of
    Indenture        Rec.       Book          Page           Rec.     Book          Page
------------------ ---------- --------- ---------------- ----------- -------- ----------------
Thirty-Fifth                    1413           1                      1911           1
Supplemental
------------------ ---------- --------- ---------------- ----------- -------- ----------------
Thirty-Sixth                    1584         0259
Supplemental
------------------ ---------- --------- ---------------- ----------- -------- ----------------
Thirty-Seventh     12/27/02     2022         1006         12/30/02    2136          148
Supplemental
------------------ ---------- --------- ---------------- ----------- -------- ----------------
Thirty-Eighth      11/24/04     2126          569         11/23/04    2658          252
Supplemental
------------------ ---------- --------- ---------------- ----------- -------- ----------------
Thirty-Ninth        5/18/05     2150       1871-1919      5/16/05    Vol.            1
Supplemental                             #200500010263                2769     #200500004960
================== ========== ========= ================ =========== ======== ================

ADAMS, CARBON, CUMBERLAND, FOREST, JUNIATA, LACKAWANNA, LUZERNE, MONROE, NORTHAMPTION, SNYDER, SUSQUEHANNA AND WYOMING COUNTIES

================== =========================== =======================================
                             ADAMS                             CARBON
------------------ --------------------------- ---------------------------------------
                   Date of                     Date of
Indenture            Rec.      Book     Page     Rec.         Book          Page
------------------ ---------- -------- ------- ---------- ------------- --------------
Thirty-Eighth      11/23/04    3781      1     11/30/04    200416309
Supplemental
------------------ ---------- -------- ------- ---------- ------------- --------------
Thirty-Ninth        5/19/05    3970      54     5/18/05       1330           689
Supplement                                                               #200505926
================== ========== ======== ======= ========== ============= ==============

[RESTUBBED]

================== ================================= ============================
                              CUMBERLAND                       FOREST
------------------ --------------------------------- ----------------------------
                   Date of                             Date of
Indenture            Rec.         Book        Page      Rec.       Book    Page
------------------ ---------- -------------- ------- ------------ -------- ------
Thirty-Eighth      11/22/04    2004047145             11/29/04      231     306
Supplemental
------------------ ---------- -------------- ------- ------------ -------- ------
Thirty-Ninth        5/13/05       1907        0247     5/16/05      234     345
Supplement                                                                 #478
================== ========== ============== ======= ============ ======== ======

================== ================================== =================================
                                JUNIATA                          LACKAWANNA
------------------ ---------------------------------- ---------------------------------
                   Date of                              Date of
Indenture            Rec.      Book        Page          Rec.          Book      Page
------------------ ---------- -------- -------------- ------------ ------------- ------
Thirty-Eighth      11/22/04     345        1047        11/29/04     #200441665
Supplemental
------------------ ---------- -------- -------------- ------------ ------------- ------
Thirty-Ninth        5/13/05     354        0049         5/16/05     #200512642
Supplemental                            #2005-1512
================== ========== ======== ============== ============ ============= ======

[RESTUBBED]

================== =================================== ====================================
                                LUZERNE                              MONROE
------------------ ----------------------------------- ------------------------------------
                     Date of                             Date of
Indenture             Rec.        Book       Page       Recording    Book        Page
------------------ ------------ --------- ------------ ------------ -------- --------------
Thirty-Eighth       11/23/04      3004      294775      11/24/04     2208        7674
Supplemental
------------------ ------------ --------- ------------ ------------ -------- --------------
Thirty-Ninth         5/17/05      3005      117727       5/18/05     2225        8444
Supplemental                               #5637329                           #200521128
================== ============ ========= ============ ============ ======== ==============

================== ================================== ================================
                              NORTHAMPTON                         SNYDER
------------------ ---------------------------------- --------------------------------
                   Date of                            Date of
Indenture            Rec.      Book        Page         Rec.     Book        Page
------------------ --------- --------- -------------- --------- -------- -------------
Thirty-Eighth      11/22/04   2004-1      452932      11/24/04    631        0001
Supplemental
------------------ --------- --------- -------------- --------- -------- -------------
Thirty-Ninth       5/17/05    2005-1      182906      5/17/05     650        135
Supplemental                            #2005026917                      #2005028880
================== ========= ========= ============== ========= ======== =============

[RESTUBBED]

================== =============================== ==============================
                            SUSQUEHANNA                       WYOMING
------------------ ------------------------------- ------------------------------
                   Date of                         Date of
Indenture            Rec.        Book       Page     Rec.      Book      Page
------------------ ---------- ------------ ------- ---------- -------- ----------
Thirty-Eighth      11/24/04    200411624           11/24/04    0513      0774
Supplemental
------------------ ---------- ------------ ------- ---------- -------- ----------
Thirty-Ninth        5/16/05   #200504384            5/18/05    0522      1289
Supplemental
================== ========== ============ ======= ========== ======== ==========

                                      B-5

                                    EXHIBIT C

                    Company's
County and          Real Estate                                           Recorded      Tax Parcel
Grantor             Index No.         Date of Deed           Book           Page        I.D. Number
-------             ---------         ------------           ----         ---------     -----------
                                      NONE


J.P. Morgan Trust Company National Association, Mortgagee and Trustee named in the foregoing Fortieth Supplemental Indenture, hereby certifies that its precise name and the post office address of its Worldwide Securities Services Group in New York, New York, Pennsylvania are as follows:

                                 J.P. Morgan Trust Company, National Association Worldwide Securities Services Group
                                 c/o JPMorgan Chase Bank, N.A.
                                 4 NY Plaza
                                 New York, New York 10004
                                 Attention: Aqua Pennsylvania, Inc.
                                 Administrator
                                 Telecopy: (212) 623-6205


                                                   J.P. MORGAN TRUST COMPANY,
                                                   NATIONAL ASSOCIATION


                                                   By:  /s/ Catherine Duffy
                                                        ------------------------
                                                        Authorized Signatory

COMMONWEALTH OF PENNSYLVANIA

COUNTY OF MONTGOMERY

         On the 21st day of December, 2005, before me, the Subscriber, a Notary Public for the Commonwealth of Pennsylvania, personally appeared Kathy L. Pape, who acknowledged herself to be the Vice President and Treasurer of Aqua Pennsylvania, Inc., a corporation, and that she as such Vice President and Treasurer, being authorized to do so, executed the foregoing Fortieth Supplemental Indenture as and for the act and deed of said corporation and for the uses and purposes therein mentioned, by signing the name of the corporation by herself as such officer.

         In Witness Whereof I hereunto set my hand and official seal.

[NOTARIAL SEAL]

                                                  /s/  Maria Gordiany
                                                       -------------------------

COMMONWEALTH OF PENNSYLVANIA

COUNTY OF PHILADELPHIA

         On the 21st day of December, 2005 before me, the Subscriber, a Notary Public for the Commonwealth of Pennsylvania, personally appeared CatherineDuffy, who acknowledged herself to be an authorized signatory of J.P. Morgan Trust Company, National Association, Trustee, a national banking association, and that she as such authorized signatory, being authorized to do so, executed the foregoing Fortieth Supplemental Indenture as and for the act and deed of said national banking association and for the uses and purposes therein mentioned by signing the name of said national banking association by herself as such officer.

         In Witness Whereof I hereunto set my hand and official seal.

[NOTARIAL SEAL]

                                                  /s/  John Sohier
                                                       -------------------------